EXHIBIT 10.50

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of April 13, 2008, by and between Vivian Shaltiel (“Shaltiel”), and Brainstorm Cell Therapeutics Inc. (the “Company”).

RECITALS

Whereas, the Company currently owes Shaltiel $1,250,000 (the “Debt”) pursuant to (i) a Convertible Promissory Note, dated February 7, 2006, issued by the Company to Shaltiel in the original principal amount of $500,000 (as amended from time to time, the “February Note”), (ii) a Convertible Promissory Note, dated June 5, 2006, issued by the Company to Shaltiel in the original principal amount of $500,000 (as amended from time to time, the “June Note”), (iii) a Convertible Promissory Note, dated September 14, 2006, issued by the Company to Shaltiel in the original principal amount of $100,000 (as amended from time to time, the “September Note”, and collectively with the February Note and the June Note, the “Convertible Promissory Notes”) and (iv) an Agreement by and between Shaltiel and the Company, dated as of September 10, 2007, and amended as of November 1, 2007, scheduling repayment of the Convertible Promissory Notes on a deferred schedule (as amended, the “Deferral Agreement”); and

Whereas, the Company has requested that payments due and payable under the Convertible Promissory Notes and the Deferral Agreement be partially deferred and partially converted to equity and Shaltiel has agreed to this arrangement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Payment. The Company hereby promises to pay to Shaltiel, or her registered assigns, $250,000 of the Debt as set forth below (the “Payments”):

Payment Date	Amount (U.S. Dollars)
May 30, 2008	$50,000.00
July 31, 2008	$50,000.00
September 30, 2008	$50,000.00
December 31, 2008	$50,000.00
February 28, 2009	$50,000.00

In addition, the Company will issue Shaltiel 2,857,142 shares (the “Stock Grant”) of the Company’s common stock, par value $0.00005 (the “Common Stock”). In lieu of paying cash for the purchase price for the 2,857,142 shares of Common Stock, Shaltiel agrees to waive the repayment of $1,000,000 of the Debt in full.

Shaltiel hereby acknowledges that the stock certificate evidencing the Stock Grant shall bear a legend which shall be in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BRAINSTORM CELL THERAPEUTICS INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

Shaltiel understands and acknowledges that the shares of Common Stock comprising the Stock Grant have not been registered for resale with the Securities and Exchange Commission, and until such a registration is made and becomes effective, such shares may not be sold or transferred (other than pursuant to an effective registration statement or an exemption from registration).

Shaltiel also represents that she is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

2.    Registration.

(a) Whenever the Company proposes to file a registration statement (other than a registration statement on Form S-8 and Form S-4 and a registration statement covering shares to be sold solely for the account of other holders) at any time and from time to time, it will, prior to such filing, give written notice to Shaltiel of its intention to do so; provided, that no such notice need be given if no registrable shares are to be included therein as a result of a determination of the managing underwriter. Upon the written request of Shaltiel given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such registrable shares), the Company shall use its best efforts to cause up to 2,857,142 which the Company has been requested by such stockholder to register to be registered under the Securities Act of 1933, as amended, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such stockholder; provided that the Company shall have the right to postpone or withdraw any registration effected without obligation to Shaltiel.

(b) If the registration for which the Company gives notice pursuant to paragraph (a) is a registered public offering involving an underwriting, the Company shall so advise Shaltiel as a part of the written notice given pursuant to paragraph (a). In such event, the right of Shaltiel to include her registrable shares in such registration pursuant hereto shall be conditioned upon such stockholder’s participation in such underwriting on the terms set forth herein. Shaltiel shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the

Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of registrable shares to be included in the registration and underwriting. The securities of the Company held by Shaltiel shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter.

(c)  Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 2, to include any registrable shares in a registration statement if such registrable shares can then be sold pursuant to Rule 144(b) under the Securities Act.

3.    Satisfaction of Debt. Upon Shaltiel’s receipt of the Payments and the Stock Grant, all of the Company’s outstanding obligations owed to Shaltiel under the Convertible Promissory Notes will be satisfied in full. Shaltiel hereby acknowledges that the remittance of the Payments and the issuance of the Stock Grant will satisfy each Convertible Promissory Note in full and any and all outstanding obligations owed by the Company to Shaltiel as of the date hereof.

4.    Waiver. Shaltiel hereby waives any breach or default that may have arisen on or prior to the date hereof from the failure of the Company to make payments to Shaltiel or otherwise under any Convertible Promissory Note or the Deferral Agreement. For the avoidance of doubt, as of the date of the Deferral Agreement, the Convertible Promissory Notes were no longer convertible into shares of Common Stock of the Company.

5.    Successors and Assigns. This Agreement, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of Shaltiel and the Company and their respective heirs, successors and assigns.

6.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter of this Agreement, including, without limitation, the Deferral Agreement. No agreements, or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By:	/s/ Vivian Shaltiel
Vivian Shaltiel

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer